UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   November 10, 2009

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2009, we announced that John R. Sult would replace D. Mark Leland as El Paso’s principal financial officer following the filing of our third quarter Form 10-Q. This change in our executive management became effective November 10, 2009.

Also effective November 10, 2009, Francis C. Olmsted, III was appointed Vice President and Controller of El Paso.  Mr. Olmsted replaces Mr. Sult as our principal accounting officer. Mr. Olmsted, age 43, served as Vice President, Treasurer and Controller for El Paso Exploration and Production Company from June 2008 to November 2009.  He served as Vice President and Assistant Controller of El Paso Corporation from March 2006 to June 2008.  Mr. Olmsted joined El Paso Corporation in 1999 as the director of financial reporting.  Prior to that time, he worked in public accounting for PricewaterhouseCoopers from 1989 to 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated: November 12, 2009